    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1998
                                                     REGISTRATION NO. 333-44621


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------


                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1934

                             CHART INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                     34-1712937
 (State or Other Jurisdiction of                      (I.R.S. Employer
 Incorporation or Organization)                    Identification Number)

                        5885 Landerbrook Drive, Suite 150
                          Mayfield Heights, Ohio 44124
                                 (440) 753-1490
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                             -----------------------

                                                                                   Copy to:
                     ARTHUR S. HOLMES                                        THOMAS F. McKEE, Esq.
           Chairman and Chief Executive Officer                          Calfee, Halter & Griswold LLP
                  Chart Industries, Inc.                                1400 McDonald Investment Center
             5885 Landerbrook Drive, Suite 150                                800 Superior Avenue
               Mayfield Heights, Ohio 44124                                  Cleveland, Ohio 44114
                      (440) 753-1490                                            (216) 622-8200
 (Name, Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Agent For Service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of the Registration Statement and after compliance with applicable state and federal laws.

                            -----------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             -----------------------




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                SUBJECT TO COMPLETION, DATED APRIL 28, 1998


PROSPECTUS

                            CHART INDUSTRIES, INC.

                                 89,715 SHARES
                                 COMMON STOCK
                               ($.01 PAR VALUE)


         This Prospectus relates to the offering for resale of 89,715 shares of Common Stock, $.01 par value (the "Common Stock"), of Chart Industries, Inc., a Delaware corporation (the "Company"). All of the shares of Common Stock being registered may be offered and sold from time to time by certain selling stockholders of the Company, or by pledgees, donees, transferees or other successors in interest. See "Selling Stockholders" and "Manner of Offering." The Company will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders.


         The Company's Common Stock is traded on the New York Stock Exchange under the symbol "CTI." On April 20, 1998 the last reported sale price for the Common Stock was $33.9375 per share.



                    ----------------------------------------


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    ----------------------------------------


         No person has been authorized to give any information or to make any representations other than those contained in this Prospectus (including the material incorporated herein by reference) and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any other person deemed to be an underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the shares covered by this Prospectus by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.


                    ----------------------------------------


             The date of this Prospectus is ______________ __, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission") which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information filed by the Company also are available for inspection and copying at the Commission's Regional Offices located at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at Seven World Trade Center, 13th Floor, New York, New York 10048-1102. The Commission maintains a Web site, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Company's Common Stock is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Such request should be directed to Secretary, Chart Industries, Inc., 5885 Landerbrook Drive, Suite 150, Mayfield Heights, Ohio 44124, telephone (440) 753-1490.

         The Company hereby incorporates the following documents by reference in this Prospectus:


                  (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

                  (b) the Company's Current Reports on Form 8-K dated March 31, 1998, April 13, 1998, and April 27, 1998; and

                  (c) the description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed October 2, 1992.



         All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from their respective dates of filing. Any statement contained herein or in any document incorporated or deemed to be incorporated shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                TABLE OF CONTENTS

         Available Information...........................................2
         Incorporation of Certain Documents By Reference.................2
         Statement Regarding Forward-Looking Disclosure..................3
         The Company.....................................................3
         Selling Stockholders............................................3
         Manner of Offering..............................................5
         Validity of Shares..............................................5
         Experts.........................................................5

                 STATEMENT REGARDING FORWARD-LOOKING DISCLOSURE

         The Company is making this statement in order to satisfy the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995. This registration statement contains forward-looking statements relating to the business of the Company. Forward-looking statements contained herein or in other statements made by the Company and incorporated herein by reference are made based on management's expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company, that could cause actual results of the Company to differ materially from those matters expressed in or implied by the forward-looking statements. The Company believes that the following factors, among others, could affect its future performance and cause actual results of the Company to differ materially from those expressed in or implied by forward-looking statements made by or on behalf of the Company: (a) the effect of cyclicality of demand for the Company's products;
(b) risks associated with a small number of customers accounting for a substantial portion of the Company's net sales; (c) the Company's ability to execute its growth strategy through the acquisition and integration of complementary businesses; (d) the Company's ability to compete in the markets it serves; (e) risks associated with a substantial portion of the Company's revenues being derived from fixed-price contracts; (f) the Company's ability to negotiate new collective bargaining agreements with its employees; (g) the Company's exposure to liability if the Company's products are found to be defective; (h) variability in the Company's quarterly operating results; (i) the Company's dependence on key personnel; (j) risks associated with environmental liability inherent in the nature of the Company's business; and (k) the Company's ability to protect its intellectual property rights.

                                   THE COMPANY

         The Company has its principal executive offices at 5885 Landerbrook Drive, Suite 150, Mayfield Heights, Ohio 44124, and its telephone number is
(440) 753-1490. As used in this Prospectus, the "Company" shall refer to Chart Industries, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

                              SELLING STOCKHOLDERS

         The shares of Common Stock covered by this Prospectus are being offered and sold by the stockholders of the Company listed below (the "Selling Stockholders"). Such shares underlie certain warrants to purchase Common Stock held by the Selling Stockholders. Such warrants were formerly warrants to purchase shares of common stock of Cryenco Sciences, Inc. ("Cryenco"), and were converted into warrants to purchase Common Stock of the Company at the time of the acquisition of all of the outstanding shares of Cryenco by the Company on July 31, 1997. The shares of Common Stock underlying the warrants may be sold from time to time upon the exercise of the warrants by the holders thereof.

         The following table shows, as to each Selling Stockholder, the number of shares owned by each Selling Stockholder prior to this offering and the number of shares of Common Stock being registered hereby:


                                                 Number of                 Number of
                                                Shares Owned                 Shares                  Number of
                                                   Prior              Offered for Selling          Shares Owned
                  Name                          to Offering          Stockholder's Account        After Offering
                  ----                          -----------          ---------------------        --------------

Irwin Alfin Profit Sharing Trust                   1,006                      1,006                      0

Jeffrey Bolton                                       403                        403                      0

Arthur W. Brill                                    1,006                      1,006                      0

Ronald B. Bruder                                   1,006                      1,006                      0

Chase Manhattan Bank                               7,161                      7,161                      0

CIT Group/Equity Investments, Inc.                 8,289                      8,289                      0

Cryogenic TADOPTR Company, LLC                     3,038                      3,038                      0

Arlene G. Dubin                                      202                        202                      0

The Edgehill Corporation                           4,125                      4,125                      0

Michael J. Emont                                     202                        202                      0

Alfred B. Engelberg Profit Sharing Trust           1,006                      1,006                      0

Walter M. Epstein                                    704                        704                      0

Barbara G. Harris                                    202                        202                      0

Gerald Harris                                        403                        403                      0

Don M. Harwell (1)                                 4,125                      4,125                      0

Richard Hefter                                       403                        403                      0

Don V. Ingram                                      1,006                      1,006                      0

International Capital Partners, Inc. (2)          26,400                     26,400                      0

Kelley Funded Trust                                6,033                      6,033                      0

Mr. & Mrs. Alan W. Livingston                        604                        604                      0
Living Trust

Karla S. Mercer                                      403                        403                      0

Mezzanine Capital Corporation                      2,475                      2,475                      0
Limited (3)

Martin P. Michael                                    403                        403                      0

Neptune Leasing, Inc.                              6,838                      6,838                      0

Richard D. & Sandra L. Rippe                       1,006                      1,006                      0

Estate of Robert W. Sarnoff                        1,006                      1,006                      0

Alfred Schechter (4)                               5,533                      5,533                      0

Martin J. Schwartz                                   302                        302                      0

Michael J. Weinberger                                403                        403                      0

Hazel Kelly Wilson                                 4,022                      4,022                      0

-----------------

(1)      Vice Chairman of Cryenco until February 1996.
(2)      Ajit G. Hutheesing, Chairman of International Capital Partners, Inc.,
         served as a director of Cryenco from January 1995 through July 1997.
(3)      Mezzanine Capital Corporation Limited held 10.6% of the outstanding shares of common stock of Cryenco prior to the July 1997 acquisition of
         Cryenco by the Company.
(4)      Chairman, Chief Executive Officer and President of Cryenco until July 1997.

                               MANNER OF OFFERING

         The shares of Common Stock being registered hereby may be sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Sales of the shares of Common Stock may be made on the New York Stock Exchange or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold pursuant to one or more of the following types of transactions: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company has advised the Selling Stockholders of their obligations under the Exchange Act to avoid market manipulation of the Common Stock until the offering pursuant to this Prospectus by all Selling Stockholders has been completed.

         The Company also has advised the Selling Stockholders of their obligations under the Securities Act to deliver copies of this Prospectus to any purchaser of their Common Stock.

         The Company will not receive any proceeds from the sale of the shares of Common Stock offered hereby.

                               VALIDITY OF SHARES

         The validity of the Common Stock offered hereby will be passed upon for the Company by Calfee, Halter & Griswold LLP, Cleveland, Ohio. Thomas F. McKee, Secretary of the Company, is a partner in the law firm of Calfee, Halter & Griswold LLP.

                                     EXPERTS


         The consolidated financial statements of the Company at December 31, 1997, included in the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
         --------------------------------------------

         The following table sets forth the estimated expenses payable by the Registrant in connection with the sale and distribution of the Common Stock registered hereby:

         Securities and Exchange Commission registration fee..........    $         601.00

         Accounting fees and expenses.................................    $      10,000.00

         Legal fees and expenses......................................    $       8,000.00

         Miscellaneous................................................    $       1,399.00

         Total........................................................    $      20,000.00
                                                                          ================

Item 15. Indemnification of Directors and Officers.
         ------------------------------------------

         Section 145 of the Delaware General Corporation Law of the State of Delaware sets forth the conditions and limitations governing the indemnification of officers, directors and other persons.

         Article VII of the Company's Amended and Restated By-Laws (the "By-Laws") provides in part that the Company shall indemnify any Director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, either civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a Director or officer of the Company, or is or was serving at the request of the Company, as a Director or officer of certain other entities, against all expense, liability and loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and under certain circumstances, whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Company. Responsibility for determinations with respect to such indemnification shall be made by the Board of Directors, by independent legal counsel or by the stockholders of the Company.

         The Company has also entered into indemnity agreements (the "Indemnity Agreements") with its Directors and officers that expand the protection provided to the Company's Directors and officers and are based upon sections of the General Corporation Law of the State of Delaware and Article VII of the Company's By-Laws that recognize the validity of additional indemnity rights granted by agreement. The substantive content of the Indemnity Agreements and
Article VII of the By-Laws is substantially the same except that, pursuant to the Indemnity Agreements, indemnity is expressly provided for settlements in derivative actions and partial indemnification is permitted in the event that the Director or officer is not entitled to full indemnification.

         Both the General Corporation Law of the State of Delaware and Article VII of the Company's By-Laws provide that the Company may maintain insurance to cover loss incurred pursuant to liability of Directors and officers of the Company, which insurance, if any, may cover liabilities of Directors and officers of the Company arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 16. Exhibits.
         ---------

         See the Exhibit Index at page E-1 of this Registration Statement.

Item 17. Undertakings.
         -------------

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i)     To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland and State of Ohio, as of the 27th day of April, 1998.


                                       CHART INDUSTRIES, INC.


                                       By: /s/ Arthur S. Holmes
                                           ------------------------------------
                                           Arthur S. Holmes
                                           Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a Director and/or officer of Chart Industries, Inc., a Delaware corporation, hereby constitutes and appoints Arthur S. Holmes, James R. Sadowski, Don A. Baines and Thomas F. McKee, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 27, 1998.


      SIGNATURE                               TITLE
      ---------                               -----

/s/ Arthur S. Holmes                  Chairman and Chief Executive Officer and a Director
-------------------------------       (Principal Executive Officer)
Arthur S. Holmes


/s/ Don A. Baines                     Chief Financial Officer and Treasurer and a Director
-------------------------------       (Principal Financial and Accounting Officer)
Don A. Baines


/s/ Richard J. Campbell               Director
-------------------------------
Richard J. Campbell


/s/ Lazzaro G. Modigliani             Director
-------------------------------
Lazzaro G. Modigliani


/s/ Robert G. Turner, Jr.             Director
-------------------------------
Robert G. Turner, Jr.

                             CHART INDUSTRIES, INC.

                                  EXHIBIT INDEX



 EXHIBIT                                      DESCRIPTION OF DOCUMENT
   NO.                                        -----------------------
   ---

   2.1 Plan and Agreement of Merger, dated April 30, 1997, by and among the Company, Greenville Tube Corporation, Chart Acquisition Company, Inc. and Cryenco Sciences, Inc. (incorporated by reference to
            Exhibit 2.1 to the Company's Current Report on Form 8-K dated July 31, 1997).

   4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement (File No. 333-35321)).

   4.2 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement (File No. 333-35321)).

   4.3 Specimen Certificate of the Company's Common Stock (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement (File No. 333-35321)).

   4.4 Credit Agreement by and among the Company, ALTEC International Limited Partnership, ALTEC, Inc., Chart Management Company, Inc., Chart Industries Foreign Sales Corporation, Greenville Tube Corporation, and Process Systems International Inc. and National City Bank and NBD Bank, dated July 29, 1997 (incorporated by reference to Exhibit 10.20 to the Company's Current Report on Form 8-K dated July 31, 1997).

   4.5 First Amendment to Credit Agreement by and among the Company, ALTEC International Limited Partnership, ALTEC, Inc., Chart Management Company, Inc., Chart Foreign Sales Corporation, Greenville Tube Corporation and Process Systems International Inc. and National City Bank and NBD Bank, dated October 8, 1997 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated October 14, 1997).

   5.1      Opinion of Calfee, Halter & Griswold LLP.

   23.1     Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1).

   23.2     Consent of Ernst & Young LLP.

   24.1 Powers of Attorney (included on the signature pages of this Registration Statement).


                                      E-1